Exhibit 99.1

CytomX Announces Third Target Selection by Bristol-Myers Squibb, Triggering Milestone

Milestone Reflects Continued Momentum in Ongoing Collaboration

SOUTH SAN FRANCISCO, Calif., January 20, 2016 – CytomX Therapeutics, Inc. (Nasdaq: CTMX), a biopharmaceutical company developing investigational Probody™ therapeutics for the treatment of cancer, today announced the selection of a third target by Bristol-Myers Squibb in accordance with the companies’ strategic oncology collaboration established in May 2014, triggering a $10 million milestone payment.

“Our collaboration with Bristol-Myers Squibb has progressed very well and we are pleased to expand our collaborative work to a third target,” said Sean McCarthy, D.Phil., President and Chief Executive Officer of CytomX. “We look forward to continuing to work closely with the BMS team to advance product candidates into development.”

Investigational therapeutics developed with CytomX's Probody platform are designed to be active in the tumor while sparing healthy tissue. By restricting activity to the tumor microenvironment, investigational Probody therapeutics directed against both validated and novel targets have been shown preclinically to enable anti-tumor efficacy with an enhanced safety window, relative to traditional antibody-based therapies.

About the Collaboration Agreement

Under the terms of the agreement which was entered into in May of 2014, CytomX granted Bristol-Myers Squibb exclusive worldwide rights to develop and commercialize Probodies for up to four oncology targets including CTLA-4, a clinically validated immune inhibitory checkpoint receptor. Bristol-Myers Squibb made an upfront payment of $50 million to CytomX in 2014 and provides research funding over the course of the research term. Upon the selection of the third and fourth targets, Bristol-Myers Squibb pays CytomX selection payments.  CytomX is also be eligible to receive additional preclinical payments and up to $298 million in future development, regulatory and sales milestone payments for each collaboration target, as well as tiered mid single-digit rising to low-double digit royalty payments on net sales of each product commercialized by Bristol-Myers Squibb.

About CytomX Therapeutics

CytomX is an oncology-focused biopharmaceutical company pioneering a novel class of investigational antibody therapeutics based on its Probody technology platform. The company uses the platform to create development-stage proprietary cancer immunotherapies against clinically-validated targets, as well as to develop first-in-class investigational cancer therapeutics against novel targets. CytomX believes that its Probody platform has the potential to improve the combined efficacy and safety profile of monoclonal antibody modalities, including cancer immunotherapies, antibody drug conjugates and T-cell-recruiting bispecific antibodies. Probody therapeutics are designed to take advantage of unique conditions in the tumor microenvironment to enhance the tumor-targeting features of an antibody and reduce drug activity in healthy tissues. Investigational Probody therapeutics are being developed that address clinically-validated cancer targets in immuno-oncology, such as PD-L1 against which our clinical candidate CX-072 is directed, as well as novel targets, such as CD-166, that are difficult to drug without causing damage to healthy tissues, or toxicities. In addition to its proprietary programs, CytomX is collaborating with strategic partners including Bristol-Myers Squibb Company, Pfizer Inc., MD Anderson Cancer Center, and ImmunoGen, Inc. For more information, visit www.cytomx.com.

Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements. Our Probody platform is in preclinical development, and the process by which a preclinical technology could potentially lead to an approved product is long and subject to significant risks and uncertainties. Applicable risks and uncertainties include those relating to our preclinical research and development and other risks identified under the heading "Risk Factors" included in our filings with the SEC. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Corporate Communications Contact:
Canale Communications
Ian Stone
ian@canalecomm.com
619-849-5388

Investor Contact:
Trout Group
Pete Rahmer
prahmer@troutgroup.com
646-378-2973